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        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", and "Independent Registered Public Accounting Firm" and to the use of our report dated February 4, 2005 in the Registration Statement
(Form N-1A) of Van Wagoner Funds, Inc. and its incorporation by reference in the prospectus of Van Wagoner Funds, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 16 to the Registration Statement under the Securities Act of 1933 (File No. 33-98358) and in this Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9116).



                                         /s/ ERNST & YOUNG, LLP

Chicago, Illinois
April 26, 2005